Exhibit 99.1

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

FOR IMMEDIATE RELEASE	Date: August 4, 2008 From: Jeffrey T. Bowman Chief Executive Officer

Crawford Reports Substantial Improvement in 2008 Second Quarter Results

Net Income Rises 31% on Revenue Growth of 9%

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the second quarter ended June 30, 2008.

Consolidated Results

Second quarter 2008 consolidated revenues before reimbursements totaled $263.3 million compared to $240.5 million in the 2007 second quarter. Second quarter 2008 net income was $7.9 million, up from $6.1 million for the 2007 second quarter. Second quarter 2008 diluted earnings per share were $0.16 compared to $0.12 in the prior-year quarter. During the 2007 second quarter, the Company recognized a previously deferred gain on the 2006 sale of its former corporate headquarters of $3.1 million, net of related income taxes, or $0.06 per share.

Crawford generated $11.0 million of cash from operations for the 2008 year-to-date period. This compares favorably to the 2007 year-to-date period, as cash used by operations through June 2007 was $6.4 million. This $17.4 million improvement was primarily due to higher net income and improved working capital management. The Company’s consolidated cash and cash equivalent position as of June 30, 2008 totaled $48.3 million compared to $45.7 million at June 30, 2007.

International Operations

Second quarter 2008 revenues before reimbursements for the International Operations segment grew 27.9% to $113.4 million from $88.7 million for the same period in 2007. Compared to the 2007 second quarter, during the current quarter the U.S. dollar was weaker against most major foreign currencies, resulting in a net exchange rate benefit in the current quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $106.4 million in the 2008 second quarter, reflecting growth in revenues on a constant dollar basis of 20.0%. International operating expenses increased by $18.9 million in U.S. dollars, a 22.5% increase, and by 14.6% on a constant dollar basis. Operating earnings improved to $10.4 million in the current quarter, more than doubling last year’s second quarter operating earnings of $4.6 million. The related operating margin was 9.2% in the 2008 second quarter, improving from the 5.2% operating margin in the 2007 second quarter.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

U.S. Property & Casualty

U.S. Property & Casualty revenues before reimbursements were $51.2 million in the second quarter of 2008, increasing 7.2% from $47.7 million in the 2007 second quarter. Revenues generated by the Company’s catastrophe adjuster group were $3.5 million in the 2008 second quarter, compared to $1.3 million in the 2007 period. Operating earnings in the U.S. Property & Casualty segment improved to $5.1 million, or 9.9% of revenues, compared to $1.2 million, or 2.5% of revenues in the 2007 second quarter. This improvement reflects the benefits of increased efficiencies from the Company’s ongoing technology investments in this segment.

Broadspire

Revenues before reimbursements from the Broadspire segment were $79.0 million in the 2008 second quarter compared to $83.1 million in the 2007 quarter, due primarily to a reduction in revenue from existing programs, partially offset by new business gains. Operating earnings totaled $2.5 million in the 2008 second quarter, or an operating margin of 3.2% of revenues, compared to $2.8 million, or 3.3% of revenues, in the prior-year period.

Legal Settlement Administration

Legal Settlement Administration revenues before reimbursements were $19.6 million for the 2008 second quarter, compared to $21.0 million in the 2007 quarter. Operating earnings totaled $3.1 million in the 2008 second quarter, or an operating margin of 16.1% of revenues, compared to $3.0 million, or 14.4% of revenues, in the prior-year period. The segment’s awarded project backlog totaled approximately $52.8 million at June 30, 2008 as compared to $41.1 million at June 30, 2007.

Management’s Comments

Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, “Our second quarter 2008 operating results reflects the strongest second quarter performance since 2001, achieved through incremental revenues and the results of our continued focus on cost control and process improvement. This performance builds on the excellent start we had to the year.”

“Our consolidated revenues before reimbursements improved by over 9% on the strength of our international and U.S. property & casualty businesses. Selling, general and administrative (“SG&A”) costs, as a percentage of revenues before reimbursements, were down nearly a full percentage point from the prior-year quarter. We were also pleased with our earnings per share growth during the 2008 second quarter, which was up 167% over the prior year quarter, if you exclude last year’s special credit related to the sale of our former headquarters.”

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

“Operating cash flow through the 2008 second quarter showed a $17.4 million improvement over the 2007 period. We are driving this Company to improve its working capital management and this improvement is a direct result of those efforts.”

Mr. Bowman concluded, “While we are pleased with our results through the first half of the year, our outlook for the remainder of 2008 will remain conservative as we continue to implement the operating plans we have outlined in support of the strategic direction of the Company. For the full year we expect a significant improvement in consolidated operating results over 2007, as we focus on improving our efficiency and maximizing the incremental margins on the sales gains we achieve. We are committed to managing our operations toward improved operating performance throughout the year, while at the same time continuing to enhance our industry-leading quality.”

Updated Guidance

Crawford & Company updated its guidance for 2008 as follows:

•	Consolidated revenues before reimbursements between $1.02 billion and $1.03 billion.

•	Consolidated operating earnings between $63.4 million and $68.1 million.

•

After reflecting stock-based compensation expense, net corporate interest expense, intangible asset amortization expense, and income taxes, consolidated net income on a GAAP basis between $25.6 million and $27.7 million, or $0.50 to $0.54 per share.

Crawford & Company’s management will host a conference call with analysts on Monday, August 4, 2008 at 3:00 P.M. EDT to discuss quarterly earnings and other developments. The call will be recorded and available for replay through August 11, 2008. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The access code is 57145572. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

On January 1, 2008 the Company’s Strategic Warranty Services unit was moved from the Legal Settlement Administration segment to the U.S. Property & Casualty segment. Prior period amounts for both segments have been restated to reflect this transfer. Subsequent to March 31, 2007, the Company changed its method of allocating certain corporate overhead costs to each of its operating segments. Prior period amounts have been restated on the same basis as the new allocation method.

Further information regarding the Company’s financial position, operating results, and cash flows for the quarter ended June 30, 2008 is shown on the attached unaudited statements. Operating earnings (a non-GAAP financial measure) is the key financial performance measure used by the Company’s senior management to evaluate the performance of its segments and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate operating performance using the same criteria that management uses. Operating earnings exclude net corporate

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

interest expense, stock option expense, income tax expense, amortization of customer relationship intangible assets, unallocated corporate and shared costs and certain other charges and credits. Net corporate interest expense, stock option expense and income taxes are recurring components of the Company’s net income, but they are not considered part of operating earnings since they are managed on a corporate-wide basis. Net corporate interest expense results from capital structure decisions made by the Company, stock option expense relates to historically granted stock options which are not allocated to operating segments, and income taxes are based on statutory rates in effect in each of the locations where the Company provides services and vary throughout the world. Amortization expense relates to non-cash amortization of customer relationship intangible assets resulting from business combinations. These costs are not allocated to the segments for assessing performance. None of the aforementioned costs relate directly to the performance of the Company’s services and are therefore excluded in order to accurately assess the results of segment operating activities on a consistent basis. Certain other credits and charges represent events (gain on disposal of assets, loss on extinguishment of debt, etc.) that are not considered part of segment operating earnings since they historically have not regularly impacted the Company’s operating performance and are not expected to regularly impact future performance. Following is a reconciliation of segment operating earnings (loss) to consolidated net income on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented:

	Quarter ended				Year-to-date period ended
	June 30, 2008	% Margin	June 30, 2007	% Margin	June 30, 2008	% Margin	June 30, 2007	% Margin
Operating Earnings:
U.S. property & casualty	$5,092	9.9%	$1,197	2.5%	$11,041	11.0%	$4,573	4.6%
International operations	10,446	9.2	4,566	5.2	19,433	8.8	8,530	4.9
Broadspire	2,540	3.2	2,779	3.3	4,287	2.7	2,098	1.3
Legal settlement administration	3,142	16.1	3,033	14.4	5,639	14.6	5,669	12.6
Unallocated corporate and shared (costs) credits	(2,061)	(0.8)	(839)	(0.3)	(1,410)	(0.3)	(2,613)	(0.5)
Add/(Deduct):
Other credits	—	—	4,844	2.0	—	—	8,824	1.8
Stock option expense	(279)	(0.1)	(346)	(0.1)	(474)	(0.1)	(641)	(0.1)
Amortization expense	(1,506)	(0.6)	(1,507)	(0.6)	(3,014)	(0.6)	(2,943)	(0.6)
Net corporate interest expense	(4,656)	(1.8)	(4,232)	(1.8)	(9,072)	(1.7)	(8,600)	(1.8)
Income taxes	(4,786)	(1.8)	(3,443)	(1.4)	(9,430)	(1.8)	(5,538)	(1.1)

Net income	$7,932	3.0	$6,052	2.5	$17,000	3.3	$9,359	1.9

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world’s largest independent provider of claims management and related solutions to the risk management and insurance industry as well as self-insured entities, with a global network of more than 700 locations in 63 countries. Major service lines include property and casualty claims management; warranty inspections; integrated claims and medical management for workers’ compensation; legal settlement administration, including class action and bankruptcy claims administration; and risk management information services. The Company’s shares are traded on the NYSE under the symbols CRDA and CRDB.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter ended June 30, 2008 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a discussion regarding factors which could affect the Company’s financial performance, see the Company’s Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission, in particular the information under the headings “Business,” “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company’s actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In Thousands, Except Earnings Per Share and Percentages)

Six Months Ended June 30	2008	2007	% Change
Revenues:
Revenues Before Reimbursements	$518,777	$484,145	7%
Reimbursements	45,162	34,678	30%

Total Revenues	563,939	518,823	9%

Costs and Expenses:
Cost of Services Before Reimbursements	377,369	361,656	4%
Reimbursements	45,162	34,678	30%

Total Cost of Services	422,531	396,334	7%

Selling, General, and Administrative Expenses	105,906	107,816	-2%
Corporate Interest Expense, Net	9,072	8,600	5%

Total Costs and Expenses	537,509	512,750	5%

Gain on Disposal of Subrogation Business	—	3,980	nm

Gain on Sale of Former Corporate Headquarters	—	4,844	nm
Income Before Income Taxes	26,430	14,897	77%
Income Taxes	9,430	5,538	70%

Net Income	$17,000	$9,359	82%

Earnings Per Share - Basic and Diluted	$0.34	$0.19	76%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	50,582	50,397

Diluted Earnings Per Share	50,705	50,526

nm = not meaningful

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In Thousands, Except Earnings Per Share and Percentages)

Three Months Ended June 30	2008	2007	% Change
Revenues:
Revenues Before Reimbursements	$263,265	$240,537	9%
Reimbursements	26,001	15,694	66%

Total Revenues	289,266	256,231	13%

Costs and Expenses:
Cost of Services Before Reimbursements	190,626	178,949	7%
Reimbursements	26,001	15,694	66%

Total Cost of Services	216,627	194,643	11%

Selling, General, and Administrative Expenses	55,265	52,705	5%
Corporate Interest Expense, Net	4,656	4,232	10%

Total Costs and Expenses	276,548	251,580	10%

Gain on Sale of Former Corporate Headquarters	—	4,844	nm

Income Before Income Taxes	12,718	9,495	34%
Income Taxes	4,786	3,443	39%

Net Income	$7,932	$6,052	31%

Earnings Per Share - Basic and Diluted	$0.16	$0.12	31%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	50,590	50,404

Diluted Earnings Per Share	50,761	50,580

nm = not meaningful

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT

Six Months Ended June 30

Unaudited

(In Thousands, Except Percentages)

	U.S. Property & Casualty		% Change	International		% Change	Broadspire		% Change	Legal Settlement Administration		% Change
	2008	2007		2008	2007		2008	2007		2008	2007
Revenues Before Reimbursements	$100,708	$98,744	2.0%	$220,143	$172,595	27.5%	$159,378	$167,658	-4.9%	$38,548	$45,148	-14.6%

Compensation & Benefits	62,162	64,674	-3.9%	150,336	121,743	23.5%	89,120	95,324	-6.5%	18,077	21,257	-15.0%

% of Revenues Before Reimbursements	61.7%	65.5%		68.3%	70.6%		55.9%	56.9%		46.9%	47.1%

Expenses Other than Reimbursements, Compensation & Benefits	27,505	29,497	-6.8%	50,374	42,322	19.0%	65,971	70,236	-6.1%	14,832	18,222	-18.6%

% of Revenues Before Reimbursements	27.3%	29.9%		22.9%	24.5%		41.4%	41.8%		38.5%	40.3%

Total Operating Expenses	89,667	94,171	-4.8%	200,710	164,065	22.3%	155,091	165,560	-6.3%	32,909	39,479	-16.6%

Operating Earnings (1)	$11,041	$4,573	141.4%	$19,433	$8,530	127.8%	$4,287	$2,098	104.3%	$5,639	$5,669	-0.5%

% of Revenues Before Reimbursements	11.0%	4.6%		8.8%	4.9%		2.7%	1.3%		14.6%	12.6%

Three Months Ended June 30

Unaudited

(In Thousands, Except Percentages)

	U.S. Property & Casualty		% Change	International		% Change	Broadspire		% Change	Legal Settlement Administration		% Change
	2008	2007		2008	2007		2008	2007		2008	2007
Revenues Before Reimbursements	$51,198	$47,748	7.2%	$113,433	$88,655	27.9%	$79,065	$83,138	-4.9%	$19,569	$20,996	-6.8%

Compensation & Benefits	31,585	31,508	0.2%	76,479	62,857	21.7%	43,706	45,370	-3.7%	8,808	10,381	-15.2%

% of Revenues Before Reimbursements	61.7%	66.0%		67.4%	70.9%		55.3%	54.6%		45.0%	49.4%

Expenses Other than Reimbursements, Compensation & Benefits	14,521	15,043	-3.5%	26,508	21,232	24.8%	32,819	34,989	-6.2%	7,619	7,582	0.5%

% of Revenues Before Reimbursements	28.4%	31.5%		23.4%	23.9%		41.5%	42.1%		38.9%	36.2%

Total Operating Expenses	46,106	46,551	-1.0%	102,987	84,089	22.5%	76,525	80,359	-4.8%	16,427	17,963	-8.6%

Operating Earnings (1)	$5,092	$1,197	325.4%	$10,446	$4,566	128.8%	$2,540	$2,779	-8.6%	$3,142	$3,033	3.6%

% of Revenues Before Reimbursements	9.9%	2.5%		9.2%	5.2%		3.2%	3.3%		16.1%	14.4%

(1)	A non-GAAP financial measurement which represents earnings before net corporate interest expense, amortization of customer-relationship intangible assets, stock option expense, income tax expense, unallocated corporate and shared costs, and gains on asset sales. See page 4 for a reconciliation of Operating Earnings to Net Income computed in accordance with GAAP.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2008 and December 31, 2007

(In Thousands)

	Unaudited June 30 2008	* December 31 2007
Assets
Current Assets:
Cash and Cash Equivalents	$48,346	$50,855
Accounts Receivable, Net	191,980	178,528
Unbilled Revenues, Net	131,899	136,652
Prepaid Expenses and Other Current Assets	18,164	16,717

Total Current Assets	390,389	382,752

Property and Equipment	154,771	153,733
Less Accumulated Depreciation	(107,662)	(104,467)

Net Property and Equipment	47,109	49,266

Other Assets:
Goodwill	263,628	263,769
Intangible Assets Arising from Business Acquisitions, Net	115,325	118,678
Capitalized Software Costs, Net	43,045	40,032
Deferred Income Tax Assets	18,286	18,923
Other Noncurrent Assets	27,953	29,362

Total Other Assets	468,237	470,764

Total Assets	$905,735	$902,782

Liabilities and Shareholders’ Investment
Current Liabilities:
Short-Term Borrowings	$33,387	$29,389
Accounts Payable	42,017	39,601
Accrued Compensation and Related Costs	62,999	69,655
Other Accrued Current Liabilities	53,459	57,360
Self-Insured Risks	18,745	18,290
Accrued Income Taxes	17,553	10,435
Deferred Revenues	60,838	64,363
Current Installments of Long-Term Debt and Capital Leases	2,337	2,475

Total Current Liabilities	291,335	291,568

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	182,381	183,449
Deferred Revenues	53,086	58,925
Self-Insured Risks	18,168	18,439
Postretirement Medical Benefit Obligation	2,012	1,898
Accrued Pension Liabilities	67,375	76,977

Other Noncurrent Liabilities	13,658	12,265

Total Noncurrent Liabilities	336,680	351,953

Minority Interest in Equity of Consolidated Affiliates	5,144	5,046

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	26,192	25,935
Class B Common Stock, $1.00 Par Value	24,697	24,697
Additional Paid-in Capital	21,619	19,057
Retained Earnings	240,887	223,793
Accumulated Other Comprehensive Loss	(40,819)	(39,267)

Total Shareholders’ Investment	272,576	254,215

Total Liabilities and Shareholders’ Investment	$905,735	$902,782

*	Derived from the audited Consolidated Balance Sheet

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2008 and June 30, 2007

Unaudited

(In Thousands)

	2008	2007
Cash Flows From Operating Activities:
Net Income	$17,000	$9,359
Reconciliation of Net Income to Net Cash Provided By (Used In) Operating Activities:
Depreciation and Amortization	14,837	14,540
Stock-Based Compensation	2,834	1,569
Loss on Sales of Property and Equipment, Net	20	501
Gain on Sale of Subrogation Business	—	(3,980)
Gain on 2006 Sale or Former Corporate Headquarters	—	(4,844)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Disposition:
Accounts Receivable	(11,438)	5,133
Unbilled Revenues	4,393	(10,704)
Accrued Income Taxes	6,591	8,102
Accounts Payable and Accrued Liabilities	(407)	(12,228)
Deferred Revenues	(9,274)	(12,901)
Retirement Plan Liabilities	(11,841)	(596)
Prepaid Expenses and Other Operating Activities	(1,740)	(311)

Net Cash Provided By (Used In) Operating Activities	10,975	(6,360)

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment, Net	(4,994)	(6,535)
Capitalization of Computer Software Costs	(8,028)	(5,043)
Proceeds from Sale of Investment Security	—	5,000
Proceeds from Sale of Subrogation Business	—	5,000
Other Investing Activities, Net	(204)	(1,284)

Net Cash Used In Investing Activities	(13,226)	(2,862)

Cash Flows From Financing Activities:
Increase (Decrease) in Short-Term Borrowings, Net	757	(1,073)
Payments on Long-Term Debt and Capital Lease Obligations	(1,331)	(6,328)
Other Financing Activities, Net	(14)	19

Net Cash Used In Financing Activities	(588)	(7,382)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	330	653

Decrease in Cash and Cash Equivalents	(2,509)	(15,951)
Cash and Cash Equivalents at Beginning of Period	50,855	61,674

Cash and Cash Equivalents at End of Period	$48,346	$45,723